VOTING AGREEMENT AND PROXY

               VOTING AGREEMENT AND PROXY, dated as of April 20, 1994, between TOYS "R" US, INC., a Delaware corporation (the "Buyer"), and MILTON PETRIE, the record and beneficial owner (the "Shareholder") of 28,111,274 shares (the "Shares") of common stock of Petrie Stores Corporation, a New York corporation (the "Seller").

               Concurrently herewith, the Buyer and the Seller are entering into an acquisition agreement (the "Acquisition Agreement"), pursuant to which, among other things, (i) the Seller intends to cause all Subsidiaries holding any shares of the Buyer's common stock (any such shares held by the Seller or its Subsidiaries being collectively, the "Petrie Block Shares") to transfer such shares to the Seller in a manner that will not give rise to the recognition of taxable income or gain to the Seller or any of its Subsidiaries under the Code, (ii) the Seller intends to sell or dispose of in the manner permitted by the Ruling Request and the Private Letter Ruling, through one or more asset or stock sale transactions, all assets of the Seller and its Subsidiaries, other than an agreed upon number of Petrie Block Shares and such cash or cash equivalents as the Seller desires to retain, first to an existing Subsidiary of the Seller and then to one or more other Persons, (iii) the Seller will transfer such number of Petrie Block Shares and a portion of its cash, excluding amounts deposited in escrow, to the Buyer, free and clear of all of the liabilities of the Seller and its Subsidiaries, in exchange for shares of the Buyer's common stock, and (iv) the Seller will dissolve and, pursuant to such dissolution, will distribute such shares of the Buyer's common stock to the holders of the Seller's common stock, subject to an escrow and other arrangements that adequately provide for the payment of all liabilities of the Seller and its Subsidiaries (the transactions in (i)-(iv) above being collectively, the "Transactions").

               As a condition to its willingness to enter into the Acquisition Agreement, the Buyer has requested that the Shareholder execute and deliver this Agreement to the Buyer. As an inducement for the Buyer to enter into the Acquisition
     Agreement, the Shareholder is executing and delivering this Agreement to the Buyer.

               Capitalized terms used but not defined herein shall have the meanings specified in the Acquisition Agreement.

               Accordingly, in consideration of the premises and the agreements set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

               1. Voting Agreement. The Shareholder shall vote the Shares, or execute a consent with respect to the Shares, in favor of each of the Transactions at any annual, special or adjourned meeting of the Seller's shareholders called by the Board of Directors for the purpose of voting on, or at which any vote is taken related to, any of the Transactions, any consent in lieu of any such meeting or otherwise.

               2.   Proxy.    (a)  The Shareholder grants to the Buyer
     an irrevocable proxy and irrevocably makes, constitutes and appoints the Buyer, and any designees of the Buyer, as the attorney and proxy of the Shareholder, with full power of substitution, to exercise all voting, consent and other rights to approve the Transactions and to defeat any other proposal which the Buyer believes would be reasonably likely to interfere with or impede the Transactions with respect to the Shares in respect of any annual, special or adjourned meeting of the Seller's shareholders called by the Board of Directors for the purpose of voting on, or at which any vote is taken related to, any of the Transactions, as such attorney and proxy or his designee or substitute shall in his sole discretion deem proper. The Shareholder hereby revokes all prior powers of attorney and proxies appointed by the undersigned at any time with respect to the Shares to the extent inconsistent with this Agreement, except that the powers of attorney jointly granted to Bernard Petrie, Joseph H. Flom, Jerome A. Manning and Albert Ratner, pursuant to the power of attorney executed on March 15, 1983, shall remain in effect, such attorneys-in-fact agreeing hereby to exercise such powers in accordance with this Agreement.

                    (b) This power of attorney and proxy is coupled with an interest in the Shares and is irrevocable, shall not be terminated by any act of the Shareholder or by operation of law, by death, disability or incompetence of the Shareholder, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding on all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of the Shareholder. If after the execution of this Agreement the Shareholder shall die or become incapacitated, cease to have appropriate power or authority, or if any other such event or events shall occur, the Buyer is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such death, incapacity, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

                    (c) The proxy granted herein shall expire at the earlier of (i) the termination of the Acquisition Agreement in accordance with its terms, or (ii) the Closing Date.

               3. Agreement Not to Sell Shares. (a) Except as permitted by Sections 3(b) and (c) below, the Shareholder will not (i) directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber any Shares, or enter into any contract, option, agreement or other arrangement with respect to the foregoing, other than this Agreement; (ii) directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide information to, any Person concerning any direct or indirect sale or other disposition of the Shares; (iii) take any action which could reasonably result in preventing the consummation of the transactions contemplated by the Acquisition Agreement; or
     (iv) take any action that would have the effect of preventing or disabling the Shareholder from performing the Shareholder's obligations under this Agreement. Any shares of common stock of the Seller (or any other voting securities of the Seller or securities convertible into shares of common stock or other voting securities of the Seller) acquired by the Shareholder prior to the Closing Date shall be included in the Shares subject to this Agreement.

                    (b)  Notwithstanding Section 3(a) above, the
     Shareholder and/or his legal representatives, as applicable, may sell, transfer or otherwise dispose of, for any purpose, (i) prior to approval of the Transactions by the shareholders of the Seller at the Shareholders Meeting, up to 1,500,000 Shares; provided, that the Shareholder shall continue to own at least a majority of the shares of common stock of the Seller on a fully diluted basis and (ii) following the approval by the Seller's shareholders of the Transactions at the Shareholders Meeting, a number of Shares which, when added to the number of Shares sold, transferred or otherwise disposed of pursuant to clause (i) above, will equal 4,000,000 Shares; provided, that if the Shareholder dies, his legal representatives may sell, transfer or otherwise dispose of, after the approval by the Seller's shareholders of the Transactions at the Shareholders Meeting, a number of Shares as shall be deemed advisable by the Seller's legal representatives in connection with the administration of the Shareholder's estate, including the timely payment of any or all estate taxes; provided, further, that any charitable trust, foundation, organization or similar entity to which any Shares are transferred shall agree to be bound by this Agreement. Notwithstanding the foregoing, (x) if, after approval of the Transactions at the Shareholders Meeting, another meeting of the Seller's shareholders shall be called for the purpose of voting on any of the Transactions or any other proposal which the Buyer believes would be reasonably likely to interfere with or impede the Transactions, or any consent in lieu thereof shall be solicited, clause (ii) above and the proviso immediately following it shall be suspended, as to any Shares then subject to this Agreement, until the Transactions shall have been approved or such other proposal shall have been defeated; and (y) no sale, transfer or other disposition under this Section 3(b) shall be permitted if it would cause any representation contained in the Ruling Request or the Private Letter Ruling to be inaccurate.

                    (c)  Notwithstanding Section 3(a) above, the
     Shareholder may pledge any number of Shares to finance the Shareholder's living, charitable and other customary expenses in one or more bona fide loan transactions, so long as (x) the pledge agreement provides that any such Shares prior to foreclosure thereon and sale thereof pursuant to such pledge agreement shall continue to be subject to this Agreement (other than Section 3(a) above) and (y) any Shares as to which the pledgee has so foreclosed shall be taken into account in determining compliance with this Section 3.

                    (d) A copy of each pledge agreement relating to Shares and of each agreement by a charitable trust, foundation, organization or similar entity referred to in Section 3(b) above shall be delivered to the Buyer promptly upon the pledge or transfer of such Shares, as the case may be.

                    (e) Upon the sale, transfer, assignment, pledge, hypothecation or other disposition of any Shares in compliance with Sections 3(b) and (c) above, such Shares shall cease to be subject to this Agreement except as expressly provided therein.

               4.   Legend.   Each certificate evidencing the Shares
     shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF
               APRIL 20, 1994 BETWEEN TOYS "R" US, INC. AND THE
               SHAREHOLDER."

               The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shares in accordance with this Agreement or upon the termination of this Agreement pursuant to Section 2(c) above.

               5. Delivery of Reports, Etc. The Shareholder shall deliver to the Buyer a copy of any report, opinion, recommendation, assessment, summary, compilation or other document relating to the liabilities of the Seller and its Subsidiaries and prepared for or on behalf of or addressed to the Shareholder or the Shareholder's attorneys-in-fact and not previously delivered to the Buyer by the Seller. At the Buyer's request, the Shareholder or such attorneys-in-fact, as the case may be, shall cause the party preparing any such document to provide a letter permitting the Buyer to rely thereon as though it were addressed to the Buyer.

               6.   Miscellaneous.

                    6.1.  Binding Effect; No Assignment.  This
     Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and legal representatives, heirs and assigns. This Agreement may not be assigned by either party hereto without the consent of the other party.

                    6.2. Entire Agreement; Modification and Waiver. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties, both written and oral. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. The waiver by a party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

                    6.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                         (i)  if to the Shareholder, to:

                              Bernard Petrie
                              633 Battery Street
                              San Francisco, California  94111

                              Joseph H. Flom
                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, New York  10022

                              Jerome A. Manning
                              Stroock & Stroock & Lavan
                              7 Hanover Square
                              New York, New York  10004     and

                              Albert Ratner
                              Forest City Enterprises
                              10800 Brookpark
                              Cleveland, Ohio  44130

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, New York  10022
                              Attention:  Richard T. Prins, Esq.
                              Facsimile:  (212) 735-2000

                         (ii) if to the Buyer, to:

                              Toys "R" Us, Inc.
                              395 W. Passaic Street
                              Rochelle Park, New Jersey  07662
                              Attention:  Louis Lipschitz
                                          Chief Financial Officer
                              Facsimile:  (201) 845-0973

                              with a copy to:

                              Schulte Roth & Zabel
                              900 Third Avenue
                              New York, New York  10022
                              Attention:  Andre Weiss, Esq.
                              Facsimile:  (212) 593-5955

                    6.4. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                    6.5.  Counterparts.  This Agreement may be
     executed by the parties hereto in one or more counterparts which together shall constitute a single agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                           TOYS "R" US, INC.

                           By: /s/ Louis Lipschitz
                               Name:  Louis Lipschitz
                               Title:  Senior VP-Finance and CFO

                           MILTON PETRIE

                           By: /s/ Bernard Petrie
                               Bernard Petrie, as Attorney-in-Fact

                           By: /s/ Joseph H. Flom
                               Joseph H. Flom, as Attorney-in-Fact

                           By: /s/ Jerome A. Manning
                               Jerome A. Manning, as Attorney-in-Fact

                           By: /s/ Albert Ratner
                               Albert Ratner, as Attorney-in-Fact